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Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of SORL Auto Parts, Inc. of our report dated April 1, 2013 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

April 1, 2013